Exhibit 99.2

Dear Fellow Shareholders,

A year ago during the third quarter of 2008, we witnessed the real threat of a local, national and global meltdown of our financial system–and potentially our economy. Just a year later, some economists are saying our economic recession has ended; however, many of us (those who live and work on “Main Street, America”), are still waiting to see a recovery of employment levels, the housing market, and consumer confidence.

One of the building blocks of Camden National Corporation’s business model is service to our four constituencies: our customers, shareholders, communities and stakeholders (a term we use to describe our employees).  I am proud to share with you that during the third quarter of 2009, Camden National Corporation and its subsidiaries have received national and state-wide recognition for our service to each of these constituencies. I am pleased to summarize these awards and recognition:

Customers of Maine

Finance Authority of Maine (“FAME”) 2009 Bank of the Year.  Camden National Bank will be recognized by FAME as the recipient of its annual “Maine Financial Institution of the Year” award at its November 10th annual meeting in Portland.  FAME’s award is bestowed in recognition of Camden National’s outstanding commitment to Maine people and businesses through innovative financial solutions during challenging economic times.

Shareholders

11th Best Performing Mid-Tier Bank.  The national magazine, USBanker, named Camden National Corporation the 11th best performing mid-tier bank (with assets between $2 billion and $10 billion) based on our 3-year average return on equity.  Camden National Corporation’s ranking of 11 out of 147 banks across the country placed Camden National Corporation as the highest-ranking mid-tier bank in all of New England, and is an improvement over its national ranking of 20th in 2007 and 28th in 2006.

Community

“Outstanding” rating for Community Reinvestment Act (“CRA”).  Camden National Bank’s regulator, the Office of the Comptroller of the Currency, assigned Camden National Bank its highest rating for the Bank’s work with its communities, and especially its community members in need.  This rating reflects the generosity of the Camden National family who contribute to our communities through the invaluable resources of time and money.

Stakeholders/Employees

Best Places to Work; State of Maine.  Based on a survey of our employees and an exhaustive review of our employee benefits and policies, Camden National Corporation was one of 31 Maine Companies designated a “Best Place to Work” by the Maine State Council of the Society for Human Resources Management.  Specifically, our Company placed 2nd in the large-company category (250 employees or more).  Creating and sustaining a strong positive corporate culture is critically important as our organization strives to attract and retain top performing employees–one of our most precious resources.

We are very proud of these accomplishments which are a result of hard work and dedication by many employees. This cooperative company effort made it all the more disturbing to learn recently from our security group that an employee engaged in a series of improper and unauthorized transactions.  Our investigation into this matter is ongoing, and no determination has been made as to whether any amounts will be recorded as a loss by the Company.  We are in discussions with our insurance carrier and aggressively taking steps to recover the funds, including cooperating with law enforcement authorities. To date, transactions involving approximately $850,000 have been identified.

In light of that event, I’m pleased to report that Camden National Corporation reported earnings of $6.3 million, or $0.83 per diluted share, for the third quarter of 2009.  This resulted in year-to-date earnings of $17.5 million or $2.29 per diluted share.  For the three and nine month periods ended September 30, 2009, return on assets was 1.10% and 1.02%, respectively, and return on equity was 13.93% and 13.48%, respectively. We continue to serve the loan and deposit needs of our customers as indicated by our $20.1 million increase in loans and our $23.8 million increase in deposits since December 31, 2008.

Last year’s comparable results were impacted by the 2008 investment loss of $14.0 million that was recorded when the U.S. government took over Freddie Mac.  Those results, more thoroughly explained in our quarterly filings with the Securities and Exchange Commission, were a third quarter 2008 net loss of $(8.0) million or $(1.05) per diluted share, and net income for nine months of $5.3 million or $0.69 per diluted share.  If the Freddie Mac loss was excluded, net income would have been $5.9 million or $0.77 per diluted share, and $19.2 million or $2.50 per diluted share for the three and nine month periods ended in 2008, respectively.

The true test of our recent economic turmoil is an organization’s ability to surmount any challenge it faces.  My belief is that our accomplishments and performance indicates our ability and dedication to face those challenges so that we can continue to serve and support our four constituencies--our customers, shareholders, communities, and stakeholders.

Warm Regards,

/s/ Gregory A. Dufour

Gregory A. Dufour
President and Chief Executive Officer

Financial Condition Data Summary Financial Data (unaudited) (In thousands, except number of shares and per share data) Investments Loans Allowance for loan losses Total assets Deposits Borrowings Shareholders’ equity Stock price is the closing price on the last business day of the month. Operating Data Per Share Data Selected Financial Data Interest income Interest expense Net interest income Provision for loan losses Net interest income after provision for loan losses Non-interest income and net investment losses Non-interest expense Income (loss) before income taxes Income taxes Net income (loss) Basic earnings per share Diluted earnings per share Cash dividends paid per share Book value per share Tangible book value per share (1) Return on average assets Return on average equity Tier 1 leverage capital ratio Tier 1 risk-based capital ratio Total risk-based capital ratio Net interest margin Efficiency ratio (2) Allowance for loan losses to total loans Net loan charge-offs to average loans (annualized) Non-performing loans to total loans Non-performing assets to total assets (1) Calculated by dividing total shareholders’ equity less goodwill and other intangibles by the number of common shares outstanding. (2) Calculated by dividing non-interest expense by the sum of net interest income and non-interest income (excluding security gains/losses and security impairment). $33.64 $22.85 $34.03 $33.04 $45.00 $40.00 $35.00 $30.00 $25.00 $20.00 $15.00 $23.28 $34.95 $26.98 Camden National Corporation Stock Price A complete set of financial statements for Camden National Corporation may be obtained upon written request to Diane Norton, Vice President-Marketing & Communications, Camden National Corporation, P.O. Box 310, Camden, Maine 04843, 207-230-2176. outstanding 1.10% 13.93% 7.87% 11.89% 13.15% 3.51% 51.99% 0.32% 1.14% 1.04% (1.38) % (18.82) % 7.11% 11.01% 12.18% 3.33% 52.96% 0.32% 0.87% 0.69% 1.02% 13.48% 7.87% 11.89% 13.15% 3.55% 54.23% 0.42% 1.14% 1.04% 0.31% 4.16% 7.11% 11.01% 12.18% 3.36% 54.33% 0.26% 1.28% 1.13% 1.28% 1.13% 0.87% 0.69% $ 0.83 0.83 0.25 24.43 18.34 $ (1.05) (1.05) 0.25 20.78 14.59 $ 2.30 2.29 0.75 24.43 18.34 $ 0.69 0.69 0.74 20.78 14.59 $ 27,980 9,755 18,225 2,000 , 16,225 5,149 12,152 , 9,222 2,894 , $ 6,328 , $ 31,484 13,970 , 17,514 1,170 , 16,344 (10,253) 11,659 , (5,568) 2,452 , $ (8,020) , At or for the Three Months Ended September 30, 2009 September 30, 2008 $ 86,216 31,146 , 55,070 6,514 , 48,556 14,747 37,859 , 25,444 7,898 , $ 17,546 , $ 96,476 43,948 , 52,528 2,120 , 50,408 (1,151) 35,833 , 13,424 8,143 , $ 5,281 , At or for the Nine Months Ended September 30, 2009 September 30, 2008 $ 587,297 1,519,681 19,435 2,272,746 1,513,334 544,409 186,771 $ 614,782 1,519,339 17,212 2,311,238 1,509,438 619,947 158,711 $ 670,040 1,500,908 17,691 2,341,496 1,489,517 661,805 166,400 September 30, 2009 September 30, 2008 December 31, 2008